UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2)  [___]

___________________________

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	04-3401714 (I.R.S. Employer Identification Number)

150 Royall Street, Canton, MA (Address of principal executive offices)	02021 (Zip Code)

___________________________

LESAKA TECHNOLOGIES, INC.
(Exact name of obligor as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	98-0171860 (I.R.S. Employer Identification Number)
President Place, 4th Floor Cnr. Jan Smuts Avenue and Bolton Road Rosebank, Johannesberg South Africa (Address of principal executive offices)	(Zip Code)

___________________________

Debt Securities
(Title of the indenture securities)

Item 1. General Information.  Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

340 Madison Avenue, 4th Floor

New York, NY 10017-2613

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with the obligor.  If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Item 16. List of exhibits.  List below all exhibits filed as a part of this statement of eligibility.

1. A copy of the articles of association of the trustee. (See Exhibit 1 to Form T-1 filed with Registration Statement No. 333-200089).

2. A copy of the certificate of authority of the trustee to commence business.  (See Exhibit 2 to Form T-1 filed with Registration Statement No. 333-200089).

3. A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Computershare Trust Company, National Association (See Exhibit 3 to Form T-1 filed with Registration Statement No. 333-261843).

4. A copy of the existing bylaws of the trustee, as now in effect.  (See Exhibit 4 to Form T-1 filed with Registration Statement No. 333-200089).

6. The consent of the Trustee required by Section 321(b) of the Act. (See Exhibit 6 to Form T-1 filed with Registration Statement No. 333-261843).

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Computershare Trust Company, National Association, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of El Segundo, and State of California, on the 9th day of September, 2022.

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Gregory S. Clarke
Name: Gregory S. Clarke Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION

150 Royall Street, Canton, MA 02021

at the close of business June 30, 2022.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	-0-
Interest-bearing balances	-0-
Securities:
Held-to-maturity securities	-0-
Available-for-sale securities	288,298
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	-0-
Securities purchased under agreements to resell	-0-
Loans and lease financing receivables:
Loans and leases held for sale	-0-
Loans and leases, net of unearned income	-0-
LESS: Allowance for loan and lease losses	-0-
Loans and leases, net of unearned income and allowance	-0-
Trading assets	-0-
Premises and fixed assets (including capitalized leases)	23,841
Other real estate owned	-0-
Investments in unconsolidated subsidiaries and associated companies	-0-
Direct and indirect investments in real estate ventures	-0-
Intangible assets:
Goodwill	134,625
Other intangible assets	562,813
Other assets	102,054
Total assets	1,111,631

LIABILITIES
Deposits:
In domestic offices	-0-
Noninterest-bearing	-0-
Interest-bearing	-0-
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	-0-
Securities sold under agreements to repurchase	-0-
Trading liabilities	-0-
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	-0-
Not applicable
Not applicable
Subordinated notes and debentures	-0-
Other liabilities	180,273
Total liabilities	180,273
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	500
Surplus (exclude all surplus related to preferred stock)	827,224
Retained earnings	103,633
Accumulated other comprehensive income	-0-
Other equity capital components	-0-
Total bank equity capital	931,358
Noncontrolling (minority) interests in consolidated subsidiaries	-0-
Total equity capital	931,358
Total liabilities and equity capital	1,111,631

I, Robert G. Marshall, Assistant Controller of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Robert G. Marshall
Assistant Controller